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                                                                       EXHIBIT 6

                          PREFERRED EMPLOYERS HOLDINGS, INC.

                                STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT (the "AGREEMENT"), dated as of August 20, 1997, between PREFERRED EMPLOYERS HOLDINGS, INC., a Delaware corporation (the "COMPANY"), having an address at 10800 Biscayne Boulevard, Penthouse, Miami, Florida 33161 and Mel Harris, having an address at 5980 N. Bay Road, Miami, FL 33140 (the "GRANTEE").

     In accordance with the Preferred Employers Holdings, Inc. 1996 Stock Option Plan (the "PLAN"), the Company hereby grants to the Grantee an incentive stock option (the "OPTION") to purchase all or any part of an aggregate of 275,000 shares of the Company's common shares, $.01 par value per share (the "SHARES").

     To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

     1. CONFIRMATION OF GRANT. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

     2.   NUMBER OF SHARES.  This Option shall be for an aggregate of 275,000
Shares.

     3. EXERCISE PRICE. The exercise price shall be $7 3/4 per share for a total of $2,131,250.

     4. MEDIUM AND TIME OF PAYMENT. The exercise price of the Option shall be paid in cash or by certified or bank cashiers check payable to the order of the Company at the time of exercise. In addition, the Company shall accept full or partial payment in Shares having a fair market value on the date of exercise equal to the portion of the exercise price being so paid.

     Payment in full shall be required before the issuance of any Shares pursuant to this Option. In addition, before or concurrently with delivery to the Grantee of a Certificate representing such Shares, the Grantee shall pay any amount necessary to satisfy applicable federal, state, or local tax requirements.

     5. TERM AND EXERCISE OF THE OPTION. The Option shall expire seven years from the date of this Agreement and may be exercised at the times and for the number of Shares as follows:


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          (a)  on or after the date which is one year after the date hereof, up to 20% (ignoring fractional shares) of the total number of Shares subject to this Option;

          (b) on or after the date which is two years after the date hereof, up to 20% (ignoring fractional Shares) of the total number of Shares subject to this Option;

          (c) on or after the date which is three years after the date hereof, up to 20% (ignoring fractional Shares) of the total number of Shares subject to this Option;

          (d) on or after the date which is four years after the date hereof, up to 20% (ignoring fractional Shares) of the total number of Shares subject to this Option; and

          (e) on or after the date which is five years after the date hereof, the remaining Shares subject to this Option; provided that the Option may be exercised for such remaining Shares within 90 days after such date.

     This Option may be exercised only by written notice to the Company indicating the number of Shares which are being purchased. Such notice must be signed by the Grantee and be accompanied by full payment of the exercise price.

     6. NONTRANSFERABILITY. The Option may be transferred only by will or the laws of descent and distribution, and the Option may be exercised during the Grantee's lifetime only by the Grantee or by the Grantee's legal representative.

     7. RIGHTS IN THE EVENT OF THE GRANTEE'S DISABILITY. If the Grantee's employment with the Company or any parent or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "CODE"), ("AFFILIATES")) is terminated on account of permanent and total disability (as defined in Code Section 22(e)(3)), the Grantee or the Grantee's legal representative (or the Grantee's estate if the Grantee dies after termination of employment) may exercise the Option, to the extent exercisable on the date of the Grantee's termination of employment, at any time within one year after termination of employment but in no event after the expiration of the term of the Option. The Grantee's "ESTATE" means the Grantee's legal representative or any person who acquires the right to exercise the Option by reason of the Grantee's death.

     8. RIGHTS IN THE EVENT OF THE GRANTEE'S DEATH. If the Grantee dies while an employee of the Company or any Affiliate (or within three months after the Grantee ceases to be such an employee) but while he still has the right to exercise this Option, his estate may exercise the Option, to the extent exercisable at the date of the Grantee's death, any time within one year after the Grantee's death, but in no event after the expiration of the term of the Option.

     9. RIGHTS IN THE EVENT OF TERMINATION OF EMPLOYMENT. If Grantee's employment with the Company or any Affiliate is terminated involuntarily for "CAUSE" the Grantee's Option shall expire as of the date of termination of employment. "Cause" under this


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Agreement shall mean (i) if Grantee has persistently and wilfully failed to devote substantially all of his working time to the operations of the Company, after specific notice to Grantee of such alleged failure and a 20 day opportunity to cure, (ii) if Grantee has been convicted of (whether or not subject to appeal) or plead "nolo contendere" or has made any similar plea to any criminal offense involving a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty, (iii) if Grantee has violated or materially breached any material provision of his Employment Agreement with the Company, after specific notice to Grantee of such alleged violation or breach and a 20 day opportunity to cure, (iv) if Grantee takes any action which directly or indirectly causes the Company or any of its subsidiaries to have any license, permit or other authorization necessary for the operations of its business (a "License") to be suspended or revoked, (v) if the Company receives any notice from any governmental or other agency which regulates the operations of the Company or its subsidiaries which indicates that Grantee's employment with the Company could have an adverse effect on the ability of the Company or its subsidiaries to retain or obtain any License or to otherwise conduct its operations in the manner then conducted, or (vi) failure of Grantee to comply with the terms of the business plan to be annexed hereto as Exhibit A. If the Grantee's employment is terminated for any reason other than death, disability, or as described in the preceding sentences of this Section, the Grantee (or the Grantee's estate, if the Grantee dies after the termination) may exercise the Option, to the extent exercisable before the termination, within three months after the termination, but in no event after the expiration of the term of the Option.

     10. ADJUSTMENT IN THE SHARES. If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The exercise price and other terms of the Option shall be appropriately amended to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

     11. EFFECT OF TERMINATION OR AMENDMENT OF PLAN. No suspension, termination, modification, or amendment of the Plan may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

     12. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications,


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or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     13. RIGHTS AS A SHAREHOLDER. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

     14. COMPLIANCE WITH APPLICABLE LAW. (a) This Option has not been, and the Shares issuable upon exercise of this Option will not be, registered under the Securities Act of 1933, as amended, or any state securities laws, and neither this Option nor the Shares issuable upon exercise of this Option may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act and such laws, or in accordance with an exemption from such registration.

          (b) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board of Directors may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Board of Directors, in its sole discretion, considers necessary or desirable.

     15. NO OBLIGATION TO EXERCISE OPTION. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

     16. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any Affiliate shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or relationship with the Company or any Affiliate, nor shall it interfere with the right of the Company or any subsidiary thereof to discharge the Grantee and to treat him without regard to the effect which that treatment might have upon him as a Grantee.

     17. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each


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party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

     18. GOVERNING LAW. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, Delaware law.

     19. RECEIPT OF PLAN. Grantee acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Option and of the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company or the Committee, as defined in the Plan, upon any questions rising under the Plan.


     IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.


                         PREFERRED EMPLOYERS
                            HOLDINGS, INC.



/s/ Nancy Ryan                          By: /s/ Mel Harris
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Witness                                    Its:


/s/ Nancy Ryan                          /s/ Mel Harris
------------------------------          ---------------------------
Witness                                 Mel Harris



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